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Exhibit 23.4


                          CONSENT OF FINANCIAL ADVISOR

         We hereby consent to the use of our opinion included as Exhibit B to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 relating to the proposed merger of Banc Services Corp. with and into Wayne Bancorp, Inc. and to the reference to our firm name under the captions "Background of the Merger", "Reasons for the Merger; Recommendations of the Boards of Directors", "Opinion of Wayne Bancorp's Financial Advisor", and "Conditions to the Completion of the Merger" in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                      STIFEL, NICOLAUS & COMPANY, INCORPORATED

                                      By: /s/ Patrick R. Koster
                                         ----------------------------------
                                          Managing Director

St. Louis, Missouri

March 19, 2003